Exhibit 99.1

National Holdings Corporation Reports Financial Results for Fiscal Third Quarter 2017

NEW YORK, NY, August 14, 2017 – National Holdings Corporation (NASDAQ: NHLD) (“National” or the “Company”), a leading full service independent brokerage, investment banking, trading and asset management firm providing diverse services including tax preparation, today announced its financial results for the fiscal third quarter ended June 30, 2017.

Third Quarter Fiscal 2017 Financial Highlights (GAAP Reconciliation below):

■	Revenue of $48.0 million, versus $46.3 million for the third quarter of fiscal 2016.

■	Investment banking continued to produce excellent results, generating $12.6 million of revenue, versus $10.7 million in the prior year quarter.

■	Adjusted EBITDA increased to $1.2 million from $0.2 million in the prior year quarter.

■	Adjusted pre-tax earnings of $0.6 million.

■	Pre-tax loss of $62,000 includes a non-operating, non-taxable expense of $642,000 related to the change in the fair value of the firm’s warrant liability.

■	Cash and cash equivalents of $32.6 million and no debt as of June 30, 2017, versus $27.5 million as of the fiscal year-end of 2016.

■	Equity of $35.0 million as of June 30, 2017.

Management Commentary

Michael Mullen, Chief Executive Officer of National Holdings Corporation stated, “Quarter over quarter I continue to be extremely impressed by the progress our business has made. The team has been hard at work focusing on our core principles and it is clearly showing in our financials. The third quarter of fiscal 2017 showed continued revenue growth driven largely by our investment banking business, which has been one of the areas of focus for our Company.”

Mr. Mullen continued, “In addition to continued growth seen in our fiscal Q3 revenue figures, I am also extremely pleased by the growth the team has shown this year. We recently announced two key new hires, which will complement our existing team quite nicely, and be helpful in continuing to achieve the high level of success we have seen already this year.”

Fiscal Third Quarter 2017 Financial Results

National reported fiscal third quarter revenue of $48.0 million, up $1.7 million or 3.7% over the third quarter of 2016. Total expenses increased $0.8 million or 1.8% to $47.5 million in the quarter.

Revenue

The revenue growth was driven by investment banking, which increased to $12.6 million in fiscal 2017, up 17.6% on quality issuance and strong demand from our clients. While investment advisory revenue increased to $3.6 million, commissions and transfer fees and clearing services decreased $0.1 million to $26.5 million in fiscal 2017, down less than 1%, and net dealer inventory gains declined to $1.8 million as a review of clients during the quarter resulted in the elimination of a specific relationship. Tax revenue rebounded slightly on completion of extensions, up 5.9% to $2.5 million

Expenses

Total expenses increased to $47.5 million in the current quarter, up $0.8 million from the comparative quarter. The net increase is attributable to the increase in variable compensation costs, directly associated with the increase in revenue, and higher provisions for potential litigation exposure. Of further note, seven of the nine categories of expenses reported declined during the quarter.

Pre-tax Earnings

Pre-tax earnings were negatively impacted by $0.6 million, due to the change in the fair value of the firm’s warrant liability, which increased from the March 31, 2017 measurement date. This adjustment is a non-operating, non-taxable income adjustment and should be viewed as such.

Net Income

The net loss of $24,000 during the current quarter, when adjusted for the non-operating, non-taxable warrant liability adjustment, amounted to net income of $618,000 for the quarter, versus a net loss of $161,000 in the previous year quarter. Earnings per share, basic and fully diluted, were $.00 and ($.01) in the respective quarters.

Adjusted EBITDA increased to $1.2 million in the quarter from $0.2 million in the prior year quarter.

Balance Sheet

As of June 30, 2017, National had $32.6 million of cash and cash equivalents, versus $27.5 million as of September 30, 2016. The Company's balance sheet remains debt free.

About National Holdings Corporation

National Holdings Corporation is a full-service investment banking and asset management firm that provides a range of services, including independent retail brokerage and advisory services, investment banking, institutional sales and trading and equity research, financial planning, market making, tax preparation, insurance and annuities, to corporations, institutional investors and high net-worth clients. With over 1,000 independent advisors, registered reps, traders, sales associates and corporate staff, the Company is a leading Independent Advisor and Broker services company. National operates through five subsidiaries: National Securities Corporation, vFinance Investments, Inc., National Insurance Corporation, National Asset Management, Inc. and Gilman Ciocia, Inc. The Company’s National Securities subsidiary was founded in 1947. National was organized in 1999 and is headquartered in New York and Florida. For more information, visit www.nhldcorp.com.

Contacts:

National Holdings Corporation:

Michael Mullen, Chief Executive Officer, email: mm@nhldcorp.com,

Telephone: +1 212-417-8055

Investor Relations:

Email: ir@nhldcorp.com,

Telephone: +1 212 554 4351

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in National’s filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and National undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	June 30, 2017 (Unaudited)	September 30, 2016
ASSETS
Cash	$28,205,000	$21,694,000
Restricted cash	1,380,000	354,000
Cash deposits with clearing organizations	1,040,000	1,030,000
Securities owned, at fair value	1,595,000	2,357,000
Receivables from broker-dealers and clearing organizations	2,786,000	3,357,000
Forgivable loans receivable	1,269,000	1,712,000
Other receivables, net	4,748,000	5,430,000
Prepaid expenses	1,155,000	1,910,000
Fixed assets, net	2,192,000	1,164,000
Intangible assets, net	5,119,000	5,704,000
Goodwill	6,226,000	6,531,000
Deferred tax asset, net	8,566,000	8,958,000
Other assets, principally refundable deposits	339,000	345,000
Total Assets	$64,620,000	$60,546,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities
Securities sold, but not yet purchased, at fair value	$—	$298,000
Accrued commissions and payroll payable	11,255,000	11,940,000
Accounts payable and accrued expenses	8,508,000	7,166,000
Deferred clearing and marketing credits	838,000	995,000
Warrants issued in 2017 and issuable in 2016	8,832,000	14,055,000
Other	193,000	319,000
Total Liabilities	29,626,000	34,773,000

Stockholders’ Equity
Preferred stock, $0.01 par value, 10,000,000 shares authorized; none outstanding	—	—
Common stock $0.02 par value, authorized 75,000,000 shares at June 30, 2017 and 150,000,000 shares at September 30, 2016; 12,437,916 shares issued and outstanding at June 30, 2017 and September 30, 2016	248,000	248,000
Additional paid-in-capital	66,665,000	66,353,000
Accumulated deficit	(31,934,000)	(40,843,000)

Total National Holdings Corporation Stockholders’ Equity	34,979,000	25,758,000

Non-Controlling interest	15,000	15,000
Total Stockholders’ Equity	34,994,000	25,773,000

Total Liabilities and Stockholders’ Equity	$64,620,000	$60,546,000

NATIONAL HOLDINGS CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Month Period Ended June 30,		Nine Month Period Ended June 30,
	2017	2016	2017	2016
Revenues
Commissions	$24,881,000	$25,051,000	$73,380,000	$71,722,000
Net dealer inventory gains	1,789,000	2,340,000	6,666,000	7,483,000
Investment banking	12,623,000	10,735,000	38,532,000	22,921,000
Investment advisory	3,604,000	3,361,000	10,480,000	10,337,000
Interest and dividends	675,000	702,000	2,065,000	2,415,000
Transaction fees and clearing services	1,649,000	1,591,000	5,834,000	5,512,000
Tax preparation and accounting	2,527,000	2,386,000	6,527,000	7,222,000
Other	299,000	176,000	1,016,000	385,000
Total Revenues	48,047,000	46,342,000	144,500,000	127,997,000

Operating Expenses
Commissions, compensation and fees	39,963,000	39,667,000	118,983,000	110,260,000
Clearing fees	470,000	509,000	1,826,000	1,798,000
Communications	690,000	786,000	2,094,000	2,427,000
Occupancy	972,000	982,000	2,916,000	2,886,000
License and registration	391,000	417,000	1,223,000	1,155,000
Professional fees	1,083,000	2,327,000	3,336,000	4,897,000
Interest	5,000	13,000	13,000	16,000
Depreciation and amortization	288,000	302,000	871,000	898,000
Other administrative expenses	3,610,000	1,624,000	7,315,000	3,973,000
Total Operating Expenses	47,472,000	46,627,000	138,577,000	128,310,000
Income (Loss) before Other Income (Expense) and Income Taxes	575,000	(285,000)	5,923,000	(313,000)

Other Income (Expense)
Gain on disposal of Gilman branches	—	—	130,000	—
Change in fair value of warrants	(642,000)	—	5,223,000	—
Other income	5,000	—	10,000	—
Total Other Income (Expense)	(637,000)	—	5,363,000	—
Income (Loss) before Income Taxes	(62,000)	(285,000)	11,286,000	(313,000)

Income tax expense (benefit)	(38,000)	(124,000)	2,377,000	(69,000)
Net Income (Loss)	$(24,000)	$(161,000)	$8,909,000	$(244,000)

Net income (loss) per share - Basic	$—	$(0.01)	$0.72	$(0.02)
Net income (loss) per share - Diluted	$—	$(0.01)	$0.72	$(0.02)

Weighted average number of shares outstanding - Basic	12,437,916	12,440,035	12,437,916	12,442,059
Weighted average number of shares outstanding - Diluted	12,437,916	12,440,035	12,459,834	12,442,059

NON-GAAP INFORMATION

	Three Months Ended June 30,		Nine Months Ended June 30,
	2017	2016	2017	2016
Net income (loss), as reported	$(24,000)	$(161,000)	$8,909,000	$(244,000)
Interest expense	5,000	13,000	13,000	16,000
Income taxes (benefit)	(38,000)	(124,000)	2,377,000	(69,000)
Depreciation	91,000	122,000	278,000	345,000
Amortization	197,000	180,000	593,000	553,000
EBITDA	231,000	30,000	12,170,000	601,000
Non-cash compensation expense	129,000	26,000	312,000	125,000
Change in fair value of warrants	642,000	—	(5,223,000)	—
Forgivable loan amortization	158,000	169,000	520,000	493,000
Gain on disposal of Gilman branches	$—	$—	$(130,000)	$—
EBITDA, as adjusted	$1,160,000	$225,000	$7,649,000	$1,219,000